Exhibit 99.1
IG Management Company, Inc.
Consolidated Financial Statements as of and for
the Years Ended December 31, 2006 and 2005,
and Independent Auditors’ Report

IG MANAGEMENT COMPANY, INC.
TABLE OF CONTENTS

Page
INDEPENDENT AUDITORS’ REPORT	1

CONSOLIDATED FINANCIAL STATEMENTS:

Consolidated Balance Sheets as of December 31, 2006 and 2005	2-3

Consolidated Statements of Operations for the Years Ended December 31, 2006 and 2005	4

Consolidated Statements of Shareholders’ Equity for the Years Ended December 31, 2006 and 2005	5

Consolidated Statements of Cash Flows for the Years Ended December 31, 2006 and 2005	6–7

Notes to Consolidated Financial Statements as of and for the Years Ended December 31, 2006 and 2005	8–25

INDEPENDENT AUDITORS’ REPORT
To the Board of Directors and Shareholders of
IG Management Company, Inc.
Santa Barbara, CA
We have audited the accompanying consolidated balance sheets of IG Management Company, Inc. and subsidiaries (the “Company”) as of December 31, 2006 and 2005, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
As discussed in Note 1 in the financial statements, the Company adopted Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, effective January 1, 2006.
/s/ DELOITTE & TOUCHE LLP
Los Angeles, California
September 4, 2007

IG MANAGEMENT COMPANY, INC.
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2006 AND 2005

	2006	2005
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,704,583	$1,225,508
Accounts receivable, net of allowance for doubtful accounts of $1,484,715 and $1,845,923 at December 31, 2006 and 2005, respectively	10,742,399	13,280,488
Inventories	340,808	293,936
Prepaid expenses and other current assets	1,197,943	1,680,960
Deferred income taxes	1,270,603	1,364,549

Total current assets	16,256,336	17,845,441

PROPERTY AND EQUIPMENT — Net	6,178,199	8,392,968

GOODWILL	36,109,257	35,511,504

INTANGIBLE ASSETS — Net	19,605,041	22,474,766

DEPOSITS AND OTHER ASSETS	1,560,900	1,895,180

TOTAL	$79,709,733	$86,119,859

See notes to consolidated financial statements.

IG MANAGEMENT COMPANY, INC.
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2006 AND 2005

	2006	2005
LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$4,259,084	$4,833,632
Accrued expenses	4,768,701	3,612,122
Deferred revenue	3,459,544	4,456,063
Current portion of long-term debt	32,929,807	36,048,086

Total current liabilities	45,417,136	48,949,903

CUSTOMER DEPOSITS	837,974	1,392,113

DEFERRED INCOME TAXES — Noncurrent	7,266,990	9,374,212

LONG-TERM LIABILITIES:
Long-term debt and line of credit		1,448,597
Long-term deferred revenue	93,265	627,471
Other long-term liabilities	417,581

Total liabilities	54,032,946	61,792,296

COMMITMENTS AND CONTINGENCIES (Note 10)

SHAREHOLDERS’ EQUITY:
Series A preferred stock, $0.01 per share par value — 1,000,000 shares; authorized, issued and outstanding as of December 31, 2006 and 2005	10,000	10,000
Series B preferred stock, $0.01 per share par value — 250,000 shares; authorized, issued and outstanding as of December 31, 2006 and 2005	2,500	2,500
Series C preferred stock, $0.01 per share par value — 115,593 and 0 shares; authorized, issued and outstanding as of December 31, 2006 and 2005, respectively	1,156
Common stock, $0.01 per share par value — authorized, 3,000,000 shares; issued and outstanding, 2,273 and 1,475 shares as of December 31, 2006 and 2005, respectively	23	15
Additional Paid-in-Capital	74,963,693	71,212,794
Unearned stock option compensation		(1,416,687)
Accumulated deficit	(49,300,585)	(45,481,059)

Total shareholders’ equity	25,676,787	24,327,563

TOTAL	$79,709,733	$86,119,859

See notes to consolidated financial statements.

IG MANAGEMENT COMPANY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
REVENUES:
Product and other	$22,122,914	$25,400,743
Services	18,714,559	17,027,012

Total revenues	40,837,473	42,427,755

COST OF REVENUES:
Product and other	8,951,483	9,359,353
Services	11,186,432	9,661,878

Total cost of revenues	20,137,915	19,021,231

OPERATING EXPENSES:
Selling, general, and administrative	17,619,414	24,842,045
Research and development	5,010,636	4,515,830
Goodwill impairment		22,525,162
Trademark and trade name impairment		2,400,000

Total operating expenses	22,630,050	54,283,037

OPERATING LOSS	(1,930,492)	(30,876,513)

OTHER INCOME (EXPENSE):
Other income	42,570	12,891
Other expenses	(139,146)	(82,122)
Interest expense — net	(3,894,109)	(4,281,989)

Total other expense	(3,990,685)	(4,351,220)

LOSS BEFORE BENEFIT FROM INCOME TAXES	(5,921,177)	(35,227,733)

BENEFIT FROM INCOME TAXES	(2,002,239)	(5,046,674)

LOSS BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	(3,918,938)	(30,181,059)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE (NET OF TAX)	(99,412)

NET LOSS	$(3,819,526)	$(30,181,059)

See notes to consolidated financial statements.

IG MANAGEMENT COMPANY, INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	Common Stock		Preferred Stock		Additional	Unearned		Total
	Shares	Par	Shares	Par	Paid-In	Stock Option	Accumulated	Shareholders’
	Outstanding	Value	Outstanding	Value	Capital	Compensation	Deficit	Equity
BALANCE — December 31, 2004	1	$—	1,000,000	$10,000	$63,219,295	$(2,604,708)	$(15,300,000)	$45,324,587

Exercise of stock options	1,474	15			12,485			12,500

Issuance of Series B preferred stock			250,000	2,500	10,997,500			11,000,000

Purchase accounting for acquisition					(2,727,500)			(2,727,500)

Stock-based compensation					(288,986)	1,188,021		899,035

Net loss							(30,181,059)	(30,181,059)

BALANCE — December 31, 2005	1,475	15	1,250,000	12,500	71,212,794	(1,416,687)	(45,481,059)	24,327,563

Exercise of stock options	798	8			3,694			3,702

Issuance of Series C preferred stock			115,593	1,156	4,998,844			5,000,000

Stock-based compensation					(1,110,691)	1,416,687		305,996

Cumulative effect of a change in accounting principle					(140,948)			(140,948)

Net loss							(3,819,526)	(3,819,526)

BALANCE — December 31, 2006	2,273	$23	1,365,593	$13,656	$74,963,693	$—	$(49,300,585)	$25,676,787

See notes to consolidated financial statements.

IG MANAGEMENT COMPANY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,819,526)	$(30,181,059)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,039,656	9,334,489
Amortization of debt issuance costs	473,209	408,049
Loss on disposal of property and equipment	498,477
Stock compensation	305,996	899,035
Cumulative effect of change in accounting principle	(99,412)
Deferred income taxes	(2,054,811)	(4,704,883)
Provision for doubtful accounts	289,796	1,271,172
Goodwill impairment		22,525,162
Trademark and trade name impairment		2,400,000
Changes in operating assets and liabilities:
Accounts receivable	2,248,293	(4,361,765)
Inventories	9,445	361,783
Prepaid expenses and other current assets	214,413	(348,821)
Accounts payable	(673,938)	(276,520)
Accrued expenses	1,156,579	164,679
Deferred revenue	(1,530,725)	3,319,927
Other liability	93,235
Customer deposits	(554,138)	(537,659)

Net cash provided by operating activities	1,596,549	273,589

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(2,991,807)	(3,071,490)
Net proceeds from sale of property and equipment	3,158,462
Acquisition	(300,000)	(921,203)
Transaction costs	(29,150)	21,410
Deposits and other assets	(237,779)	(253,372)

Net cash used in investing activities	(400,274)	(4,224,655)

CASH FLOWS FROM FINANCING ACTIVITIES:
Debt issuance costs	(132,609)	(215,181)
Issuance of common shares	3,702
Repayments of capital lease obligation	(21,417)
Net borrowings on line of credit	5,910,545	2,474,378
Repayments of long-term debt	(10,477,421)	(11,485,915)
Proceeds from issuance of preferred stock	5,000,000	11,000,000

Net cash provided by financing activities	282,800	1,773,282

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,479,075	(2,177,784)

CASH AND CASH EQUIVALENTS — Beginning of year	1,225,508	3,403,292

CASH AND CASH EQUIVALENTS — End of year	$2,704,583	$1,225,508

(Continued)

IG MANAGEMENT COMPANY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION — Cash paid for:
Interest — net	$3,806,806	$3,974,417

Income taxes — net of refunds	$45,647	$152,106

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES:

During 2005, the Company issued shares, which were recorded as an exercise of stock options, with a value of $12,500 from the early exercise of stock options based on vesting (Note 1).

During 2005, the Company recorded purchase accounting adjustments related to the return of escrow funds of $2,727,500 to the buyer and income tax adjustments of $1,880,162.

In August 2005, the Company purchased substantially all assets of a kiosk software application company for $1,021,203, including transaction costs of $21,203. At December 31, 2005, there was $100,000 held in an escrow account. The Company acquired net assets of $400,000 in connection with the acquisition.

During 2006 and 2005, property and equipment and other assets totaling $56,317 and $300,687, respectively, were transferred to inventory.

At December 31, 2006 and 2005, capital expenditures of approximately $99,390 and $35,874, respectively, primarily for the purchase of computer equipment were unpaid and included in accounts payable and accrued expenses.

During 2006, the Company acquired $345,763 of assets in a capital lease transaction.

See notes to consolidated financial statements.	(Concluded)

IG MANAGEMENT COMPANY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Business Activity and Basis of Presentation — IG Management Company, Inc. and its wholly-owned subsidiaries, InfoGenesis and InfoGenesis Asia (Macau) Limited (the “Company”), is a California corporation engaged in the business of developing and marketing point-of-sale application software and systems for the hospitality and food service industries. IG Management Company, Inc. is a nonoperating holding company owning 100% of InfoGenesis and 6% of InfoGenesis Asia (Macau) Limited. InfoGenesis owns the remaining 94% of InfoGenesis Asia (Macau) Limited. There were no operations in InfoGenesis Asia (Macau) Limited in 2006 or 2005.
The Company provides customer support that includes all aspects of system planning, installation, user training, and continuing product support. The Company’s main office is located in Santa Barbara, CA, with customers located throughout the United States and internationally.
The Company is a majority-owned subsidiary of Warburg Pincus Private Equity VIII, L.P. The Company was acquired for $104,838,883 (includes purchase price plus cash held by the Company at the purchase date, plus or minus a working capital purchase price adjustment), plus the fair value of 38,644 unvested outstanding stock options and transaction costs. The Merger and Acquisition Agreement (the “Agreement”) provided for an escrow account totaling $10,350,000 of which $500,000 was released to the buyer in 2004 and $2,727,500 in December 2005. The remaining amount was released to the seller in December 2005.
The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7, the Company’s difficulties in meeting its loan agreement covenants raise substantial doubts about its ability to continue as a going concern and a significant portion of the Company’s debt has been classified as current. Warburg Pincus Private Equity VIII, L.P. has committed to provide $10,000,000 through December 31, 2008, to support the Company, should the Company violate future covenants and be required to make payments on the outstanding debt.
Principles of Consolidation — The consolidated financial statements include the accounts of the Company. All inter-company accounts have been eliminated.
Cash Equivalents — The Company considers all highly liquid investments purchased with maturities of three months or less at the date of purchase to be cash equivalents.
Inventories — Inventories consist of computer hardware, computer software applications, documentation, and computer supplies. Inventories are stated at the lower of cost or market using the weighted-average cost method.
Property and Equipment — Property and equipment were historically recorded at cost. In connection with the application of purchase accounting to the acquisition in 2004, property, equipment, and land and building were revalued and adjusted to fair market value.

Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets, which range from three to seven years. Leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or estimated useful life of the asset. The building was depreciated on a straight-line basis over a 25-year life and was sold in 2006 (see Note 3).
Revenue Recognition — Revenue is recognized in accordance with the American Institute of Certified Public Accountants’ Statement of Position (SOP) No. 97-2, Software Revenue Recognition, and SOP No. 98-9, Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions. Revenue is recognized in accordance with the above and when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectibility is reasonably assured.
Most of the Company’s customer arrangements contain multiple elements, consisting of software, both the Company’s and that of third parties; hardware, principally point-of-sale terminals; installation services; and software support services. Under multiple-element arrangements, where each element is separately stated, priced, and sold, the Company allocates revenues to the various elements based on vendor-specific objective evidence (VSOE) of fair value. The Company’s VSOE of fair value is determined based on the price charged when the same element is sold separately. If evidence of fair value exists for all undelivered elements in a multiple-element arrangement but does not exist for all delivered elements in such arrangement, the Company recognizes revenue using the residual method. Under the residual method, the fair value of the undelivered elements is deferred and the remaining portion of the arrangement is recognized as revenue. Revenue is recognized for elements of the Company’s arrangements as follows:
Hardware Sales and Software Licenses — Revenue from hardware sales and software licenses is recognized when the hardware and software is shipped, as this is when title passes, no significant vendor obligations exist, and collection of the resulting receivable is deemed reasonably assured.
Professional Services — Revenue from providing installation, software configuration, and project management services to customers is recognized as work is performed. Professional services revenues are accounted for separately from software license revenues because the arrangements qualify as service transactions as defined in SOP No. 97-2. The more significant factors considered in determining whether the revenue should be accounted for separately include the nature of the services (i.e., consideration of whether the services are essential to the functionality of the licensed product), degree of risk, availability of services from other vendors, and timing of payments or acceptance criteria, if any, on the realizability of the professional service fees. Direct costs and expenses are expensed as revenue is recognized.
Application Service Provider (ASP) Fees — Revenue from providing hosted application services is recognized on a straight-line basis, commencing from the start of the installation of the system and continuing throughout the term of the Service Level Agreement (SLA), generally 60 months. ASP fees are included in recurring service revenue in the accompanying statements of operations.
Software Maintenance Fees — Revenue from the software maintenance agreements is recognized ratably over the term of the support period, generally one year. Software support services include access to technical content, as well as Internet and telephone access to technical support personnel. Software support also provides customers with rights to unspecified software product upgrades, maintenance releases, and patches released during the term of the support period. Software maintenance fees are included in recurring service revenue in the accompanying statements of operations.
Training Service Revenue — Training service revenues include instructor-led, media-based, and Internet-based training in the use of the Company’s products. Training service revenues are recognized as the classes or other education offerings are delivered and are included in professional services revenue in the accompanying statements of operations.
Deferred Revenue — Deferred revenue consists principally of customer advances on hardware and software sales and payments for annual software maintenance agreements and hosted application services with customers, whereby the Company receives payment in advance of performing the service. Revenue from the maintenance agreements and hosted application services is recognized ratably over the contract period, generally one year. The customer advances are applied against outstanding balances as hardware and software are shipped to the customer.
Customer Deposits — Customer deposits consist of amounts paid by ASP customers in accordance with the SLA. The customer deposits are held throughout the term of the SLA, typically five years.
Major Customers — There were no sales in excess of 10% to a single customer for the years ended December 31, 2006 and 2005.
Software Development Costs — In accordance with Statement of Financial Accounting Standards (SFAS) No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed, software costs are expensed as incurred until technological feasibility of the software is determined and the recovery of the cost can reasonably be expected, after which any additional costs are capitalized. With the exception of the Company’s Analytics product, the Company has expensed all internally developed software development costs because the establishment of technological feasibility of products and their availability for sale have substantially coincided. During 2006 and 2005, the Company capitalized software costs of $733,140 and $180,000, respectively. Capitalization of these costs began when there was a detailed project plan, such that the product meets its design specifications and has therefore established technological feasibility and the Company determined that such costs are recoverable against future product sales. Capitalization of such costs ceased when the resulting product was available for general release to the public in April 2007. Management is required to use its judgment in the valuation of the unamortized capitalized software costs in determining whether the recorded value is recoverable based on future product sales.
Goodwill and Other Intangible Assets — In accordance with the adoption of SFAS No. 142, Goodwill and Other Intangible Assets, the Company does not amortize goodwill. According to the Company’s accounting policy, the Company performs an annual impairment review or more frequently if indicators of a potential impairment exist.
At September 30, 2005, the Company analyzed its long-term growth expectations as well as its operating expenses. The Company concluded that changing growth expectations and higher operating costs were events that could result in asset impairment. As a result, the Company performed an impairment analysis of identified intangibles with definite lives pursuant to

SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, and an impairment analysis of goodwill and indefinite-lived intangible assets pursuant to SFAS No. 142.
In the first step, the Company concluded in an SFAS No. 144 impairment analysis that the carrying amount of the Company’s long-lived assets was recoverable as the asset group’s expected undiscounted cash flows exceeded the carrying amount.
In accordance with SFAS No. 142, the Company performed an impairment analysis of the Company’s trademark and trade names and concluded that the estimated fair value did not exceed the carrying value and an impairment charge of $2,400,000 was recorded in 2005. As part of the analysis under SFAS No. 142, there is next a requirement for the Company’s management to estimate the fair value of the reporting unit as compared with estimated carrying value of the reporting unit. If the fair value of the reporting unit is less than the estimated carrying value, then impairment is deemed to have occurred. The Company applied a present value technique utilizing forecasted discounted cash flows and determined that the fair value of the reporting unit did not exceed its carrying value. The Company then prepared a hypothetical allocation of the estimated fair value of the reporting unit to the tangible and intangible assets (other than goodwill) as of September 30, 2005. Based on its impairment analysis, the Company concluded that $22,525,162 of recorded goodwill was impaired and an impairment charge was recorded in 2005. Impairment charges related to goodwill, indefinite-lived intangibles, and other identifiable intangibles with definite lives is expensed as a noncash charge to continuing operations when identified.
The Company’s annual evaluation of goodwill and indefinite-lived intangible assets as of September 30, 2006, resulted in no additional impairment losses.
Advertising — Advertising and sales promotion costs are expensed as incurred. Advertising costs were $75,700 and $221,832 for the years ended December 31, 2006 and 2005, respectively.
Income Taxes — Deferred income taxes are provided for temporary differences between the financial statement and income tax bases of the Company’s assets and liabilities, based on statutory rates. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred income tax assets will not be realized.
Capital Stock — As of December 31, 2006, there were 3,000,000 shares of common stock authorized, $0.01 par value, and 2,000,000 shares of convertible preferred stock authorized, $0.01 par value, of which 1,000,000 shares are designated as Series A convertible preferred stock, 250,000 shares are designated as Series B convertible preferred stock, and 115,593 shares are designated as Series C convertible preferred stock. At December 31, 2006, there were 2,273 shares of common stock issued and outstanding, 1,000,000 shares of Series A convertible preferred stock issued and outstanding, 250,000 shares of Series B convertible preferred stock issued and outstanding, and 115,593 shares of Series C convertible preferred stock issued and outstanding.
The convertible preferred stock pays dividends at the rate of 8% per annum and is cumulative and fully participating, including voting privileges. However, as of December 31, 2006, no convertible preferred stock dividends had been declared by the Company’s Board of Directors.

At December 31, 2006 and 2005, dividends in arrears on the 8% convertible preferred stock were $11.6 million and $5.3 million, respectively.
Each share of convertible preferred stock is entitled to such number of votes as shall equal the number of shares of common stock into which such shares of convertible preferred stock is then convertible.
Holders of convertible preferred stock are entitled to receive an amount equal to the per share base amount, plus all accrued and unpaid dividends through the date of payment of such amount to holders. After payment of the full liquidation amount, holders of convertible preferred stock shall share ratably (on an as converted basis) with the holders of the common stock in all remaining assets available for distribution to stockholders.
The convertible preferred stock is convertible into common stock of the Company equal to the quotient obtained by dividing the liquidation amount by the conversion price. The liquidation amount is equal to the original issuance price plus all accrued (whether or not declared) and unpaid dividends. The conversion price is equal to the original issuance price.
The aggregate liquidation preference, which is determined as the stated value of the convertible preferred stock plus all accrued and unpaid dividends, in 2006 and 2005 for the Company’s convertible preferred stock was as follows (in thousands):

	2006	2005
Series A	$70,762	$65,520
Series B	12,331	11,451
Series C	5,179	—
Concentration of Credit Risk — The Company’s financial instruments are primarily composed of cash, cash equivalents, and accounts receivable. The Company performs ongoing credit evaluations of its customers and maintains an allowance for potential credit losses. One customer accounted for approximately 9% and 14% of accounts receivable at December 31, 2006 and 2005, respectively. The Company places its cash and cash equivalents with high quality credit institutions.
Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Impairment of Long-Lived Assets — The Company regularly reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, the Company recognizes an impairment loss.
Stock-Based Compensation — The Company adopted a stock option plan (the “Plan”) during 2000, which provided for the issuance of up to 118,015 shares of common stock, available for employees and consultants. Stock options granted under the Plan could be incentive stock options or nonstatutory stock options.

In accordance with the terms of the December 2004 Merger and Acquisition Agreement, the 2000 Plan was terminated. The Merger and Acquisition Agreement provided for all unvested options under the Plan to be converted at the same intrinsic value to options granted under a new option plan. In May 2005, the Company adopted a stock option plan (the “2005 Plan”), which provided for the issuance of up to 330,000 shares of common stock, available for employees and consultants. The unvested options from the Plan were converted to options under the 2005 Plan at a reverse split of 16.947 to 1. Stock options granted under the 2005 Plan may be incentive stock options, to all employees (including officers) of the Company or, in the case of nonstatutory stock options, all employees (including officers) or consultants of the Company. As of December 31, 2006, 65,175 options were available for future grant under the 2005 Plan.
The exercise price of the stock options on the date of grant, which represents the estimated fair value, is determined by the Board of Directors. Options granted become exercisable over two to five years and expire within 10 years from the date of grant.
Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS 123(R), Share-Based Payment, which replaces SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. This pronouncement requires companies to measure and recognize compensation expense based on their fair values. The Company implemented the provisions of SFAS No. 123(R) using the modified prospective application in which compensation costs are recognized beginning with the effective date based on the requirements of SFAS 123(R) for all awards granted to employees prior to the effective date of SFAS No. 123(R) that remain unvested on the effective date. Prior to implementation of SFAS No. 123(R), the Company applied Accounting Principles Board (APB) Opinion No. 25, and related interpretations in accounting for stock option plans. This resulted in the Company reporting compensation costs based on the intrinsic value of the awards, which is the difference between the estimated fair value of the underlying common stock and the exercise price.
For the year ended December 31, 2005, a table illustrating the effect on operating results had compensation cost for the unvested stock options assumed in the acquisition been determined based on the fair value-based method consistent with SFAS No. 123 is as follows:

Net loss, as reported	$(30,181,059)

Add stock-based employee compensation costs — net of related tax effects, included in the determination of net loss as reported	899,035

Deduct stock-based employee compensation costs — net of related tax effects, determined under fair value-based method	(926,276)

Pro forma net loss	$(30,208,300)

The fair value of unvested options for the year ended December 31, 2005, assumed at the acquisition date were determined using the Black-Scholes-Merton option-pricing model utilizing the following assumptions:

Expected dividend yield	0.0%
Expected stock price volatility	49.0%
Risk-free interest rate	3.4%
Expected life of options	4.5 years
As a result of adopting SFAS 123(R) on January 1, 2006, the Company’s loss before income taxes and net loss for the year ended December 31, 2006, are $22,633 and $17,507, respectively, higher than if it had continued to account for stock-based compensation under the intrinsic value method. Prior to the adoption of SFAS 123(R), the Company reported all benefits of tax deductions resulting from the exercise of stock-based awards as operating cash flows in the statement of cash flows. Under SFAS 123(R), the benefits of tax deductions in excess of the compensation costs recognized for those options are to be classified as financing cash flows.
The Company calculates the fair value of stock options using the Black-Scholes-Merton option-pricing formula. Share-based compensation expense charged against net loss for stock options granted is based on the grant-date fair value as adjusted for estimated forfeitures based on awards expected to vest. SFAS 123(R) requires forfeitures be estimated at the time of grant and revised, if necessary, in subsequent periods if the actual forfeitures differ from those estimates.
Stock-based compensation expense is amortized over the option vesting period and recorded as stock compensation expense in the Company’s income statement and totaled $305,996 and $899,035 for the years ended December 31, 2006 and 2005, respectively, with related income tax benefits of $65,053 and $189,574 for the years ended December 31, 2006 and 2005, respectively. Of the expense in 2006, $75,309 is in research and development expenses; $103,395 in selling, general, and administrative expenses; and $127,292 in cost of revenues. All 2005 expenses are in selling, general and administrative expenses.
The following tables summarize the stock option activity for the years ended December 31, 2006 and 2005:

	2006				2005
			Weighted-				Weighted-
	Number	Weighted-	Average		Number	Weighted-	Average
	of Shares	Average	Remaining	Aggregate	of Shares	Average	Remaining
	Under	Exercise	Contractual	Intrinsic	Under	Exercise	Contractual
	Option	Price	Term	Value	Option	Price	Term
Balance at beginning of year	31,895	$15.26			38,644	$15.49

Granted	341,869	2.95
Exercised	(798)	4.42			(1,474)	0.00
Forfeited or cancelled	(108,141)	4.96			(5,275)	16.31

Outstanding at end of year	264,825	$3.61	9.40	$433,793	31,895	$15.26	7.80

Vested or expected to vest at December 31	244,561	$3.64	9.40	$358,662	30,224	$15.15	7.77

Exercisable at December 31	40,584	$4.79	8.60	$106,522	10,367	$11.24	6.70

The weighted-average grant-date fair value of options granted during the year ended December 31, 2006, was $.91. There were no stock option grants in 2005.
The total intrinsic value of options exercised during the years ended December 31, 2006 and 2005, was $2,096 and $0, respectively. The Company received $3,702 and $0 from the exercise of options during the years ended December 31, 2006 and 2005, respectively.
As of December 31, 2006, there was $631,614 of unrecognized compensation cost related to nonvested stock-based compensation arrangements granted under the 2005 Plan. The cost is expected to be recognized over a weighted-average period of 4.3 years.
The fair value of each stock option awarded during the year ended December 31, 2006, was estimated on the date of grant using the Black-Scholes-Merton option-pricing formula and amortized to expense over the option’s vesting periods with the following assumptions:

Expected dividend yield	0.0%
Expected stock price volatility	50.0%
Risk-free interest rate	4.5 – 5.0
Expected life of options	6.25 years
The risk-free interest rate was based on the U.S. Treasury security rate in effect as of the date of grant. The expected lives of options for the year ended December 31, 2006, were based on the weighted-average expected life of each tranche of the stock option, determined based on the sum of each of the tranche’s vesting period plus one-half of the period from the vesting date of each tranche to the stock options expiration. This method is available to options granted prior to December 31, 2007. The expected stock price volatility was based on the volatility of publicly traded companies within the same industry sector.
Cumulative Effect of Change in Accounting Principle — Unearned stock option expense totaling $1,416,687, as measured pursuant to APB Opinion No. 25 based on the intrinsic value of unvested awards outstanding as of January 1, 2006, was reversed with the offset to additional paid-in capital.
A cumulative effect of change in accounting principle was recorded for $140,948 to adjust previously recognized stock option compensation expense for estimated future forfeitures with a related reduction to the deferred tax benefit of $41,536.
2. INVENTORIES
Inventories at December 31, 2006 and 2005, consist of the following:

	2006	2005
Computer hardware	$221,132	$220,113
Computer software applications	90,640	45,468
Documentation	6,905	7,306
Supplies	22,131	21,049

Total inventories	$340,808	$293,936

3. PROPERTY AND EQUIPMENT
Property and equipment at December 31, 2006 and 2005, consist of the following:

	2006	2005
Land	$—	$1,050,000
Building		2,650,000
Computer equipment	2,260,235	1,548,761
ASP computer equipment	1,816,845	2,097,811
Computer software	1,170,711	1,026,053
Furniture and fixtures	595,521	239,301
Office and other equipment	494,254	396,603
Software development costs	913,140	180,000
Leasehold improvements	895,494	319,427
Construction in progress — computer software	357,877

Total cost	8,504,077	9,507,956

Accumulated depreciation and amortization	(2,325,878)	(1,114,988)

Property and equipment — net	$6,178,199	$8,392,968

Depreciation and amortization expenses were $1,938,472 and $1,274,105 for the years ended December 31, 2006 and 2005, respectively.
On October 6, 2006, the Company executed a transaction to sell the building and recorded a loss on sale of $488,181, which is included in operating expenses in the statement of operations.
4. BUSINESS COMBINATIONS
Acquisition of the Company — On December 29, 2004, InfoGenesis merged with IG Acquisition, Inc. (formerly, a wholly-owned subsidiary of the Company), with InfoGenesis as the surviving company and wholly-owned subsidiary of the Company. The Company is a majority-owned subsidiary of Warburg Pincus Private Equity VIII, L.P. InfoGenesis was acquired for $106,788,422 (includes purchase price plus cash held by InfoGenesis at the purchase date, plus or minus a working capital purchase price adjustment), plus the fair value of unvested outstanding stock options valued at $3,329,913 ($2,604,708 of which represents the intrinsic value of the unvested options recorded as unearned stock option compensation) and transaction costs of $1,224,334.
The acquisition was accounted for using the purchase method under SFAS No. 141, Business Combinations. The total amount of goodwill is not deductible for income tax purposes.
Acquisition — In August 2005, the Company purchased substantially all of the assets of a kiosk software application company. The purchase price was $1,000,000. An additional amount of $300,000 was paid out in October 2006 when certain milestones under the agreement were achieved. The acquisition was accounted for using the purchase method under SFAS No. 141, and all fair value adjustments related to purchase accounting have been recorded on the Company’s financial statements. The total amount of goodwill is not expected to be deductible for income tax purposes. The allocation of the purchase price was as follows:

Estimated fair value:
Tangible assets acquired	$—
Customer relationships acquired	200,000
Technology acquired	200,000
Goodwill	621,203

Purchase price	$1,021,203

The changes in the carrying value amount of goodwill for the year ended December 31, 2006, are as follows:

Goodwill — December 31, 2004	$58,284,211

Return of escrow	(2,727,500)
Income tax adjustment	1,858,752
Acquisition	621,203
Goodwill impairment	(22,525,162)

Goodwill — December 31, 2005	35,511,504

Additional consideration	300,000
Income tax adjustment	268,603
Acquisition costs	29,150

Goodwill — December 31, 2006	$36,109,257

5. INTANGIBLE ASSETS
Intangible assets as of December 31, 2006, are as follows:

	Useful	Carrying	Accumulated		Net
Intangible Assets	Lives	Amount	Amortization	Impairment	Amount
Amortizable intangible assets:
Technology	1–4	$13,200,000	$9,165,114	$—	$4,034,886
Customer relationships	1–4	200,000	66,667		133,333
Installed customer base	10	5,800,000	1,163,178		4,636,822
Noncompete agreements	1–2	400,000	400,000

Identifiable intangible assets		19,600,000	10,794,959	—	8,805,041

Nonamortizable intangible — trademarks and trade names	Indefinite	13,200,000		2,400,000	10,800,000

		$32,800,000	$10,794,959	$2,400,000	$19,605,041

Intangible assets as of December 31, 2005, are as follows:

	Useful	Carrying	Accumulated		Net
Intangible Assets	Lives	Amount	Amortization	Impairment	Amount
Amortizable intangible assets:
Technology	1–4	$13,200,000	$6,975,115	$—	$6,224,885
Customer relationships	1–4	200,000	16,667		183,333
Installed customer base	10	5,800,000	583,178		5,216,822
Noncompete agreements	1–2	400,000	350,274		49,726

Identifiable intangible assets		19,600,000	7,925,234	—	11,674,766

Nonamortizable intangible — trademarks and trade names	Indefinite	13,200,000		2,400,000	10,800,000

		$32,800,000	$7,925,234	$2,400,000	$22,474,766

Amortization expense was $2,869,725 and $7,925,235 for the years ended December 31, 2006 and 2005, respectively.
At December 31, 2006, estimated amortization expense is as follows:

Years Ending
December 31
2007	$2,817,808
2008	2,410,411
2009	653,333
2010	606,667
2011	580,000
Thereafter	1,736,822

Total	$8,805,041

The weighted-average useful lives of the intangible assets acquired are five years as of December 31, 2006 and 2005.
6. CREDIT AND LEASING FACILITIES
The Company has an unsecured vendor line of credit in the amount of $3,000,000 with payment terms of amounts due net 45 days from invoice date. The outstanding balances at December 31, 2006 and 2005, were $1,458,254 and $2,200,132, respectively, and are included in accounts payable in the balance sheets.
In December 2004, the Company entered into a line of credit agreement with a bank (“Line of Credit”), and could draw up to $10,000,000 subject to a borrowing base minimum (as defined in the agreement) calculated at each month-end. The Line of Credit expires on December 29, 2008. The Line of Credit bears interest at the bank’s reference rate plus 2.50% (10.75% on 359,142 and 9.13% on 7,000,000 at December 31, 2006), payable on a monthly basis. The Line of Credit does not require monthly payments and is secured by all of the assets of the Company. The outstanding balance under this agreement as of December 31, 2006 and 2005, was $7,359,142 and $4,974,378, respectively.

7. LONG-TERM DEBT
Long-term debt at December 31, 2006 and 2005, consists of the following:

	2006	2005
Term loan agreement with a bank, bearing interest at the bank’s reference rate plus 2.25% (10.50% and 9.50% as of December 31, 2006 and 2005, respectively) and due December 29, 2008; monthly interest-only payments, with the balance of the loan due at maturity. The loan is collateralized by all of the assets of the Company — guaranteed by Warburg Pincus	$12,500,000	$7,500,000

Term loan agreement with a bank, bearing interest at the bank’s reference rate plus 6.25% (14.50% and 13.50% as of December 31, 2006 and 2005, respectively) and due December 29, 2008; monthly interest-only payments, with the balance of the loan due at maturity. The loan is collateralized by all of the assets of the Company	2,500,000	7,500,000

Term loan agreement with a bank, bearing interest at the bank’s reference rate plus 2.50% (10.75% and 9.75% as of December 31, 2006 and 2005, respectively). Interest on $10,500,000 of the December 31, 2006 balance is eligible for LIBOR plus 3.75% (9.13% at December 31, 2006 and not applicable at December 31, 2005). The term loan is due December 29, 2008; monthly interest-only payments until June 2007. Monthly principal payments beginning June 2007 of $291,667 with the balance due at maturity. The loan is collateralized by all of the assets of the Company	10,570,665	16,041,665

Line of credit (Note 6)	7,359,142	4,974,378

Mortgage loan agreement with a bank, bearing interest at fixed rate of 7.52% was paid off on October 6, 2006 when the land and building was sold (Note 3)		1,480,640

Total debt	32,929,807	37,496,683

Current portion	32,929,807	36,048,086

Long-term debt	$—	$1,448,597

Principal payments on debt at December 31, 2006, are due as follows:

2007	$2,041,667
2008	30,888,140

Total	$32,929,807

In June 2005, the Term Loan Agreements were amended to revise the covenants, waive certain covenant violations, and revise the payment terms under the agreement suspending the principal payments from June 2005 until April 2006. Additionally, Warburg Pincus Private Equity VIII, L.P., posted a letter of credit as a guarantee for $7,500,000 of the term loan balance. The Company paid down $10,000,000 of the term loan in June 2005 from proceeds received as a capital contribution from Warburg Pincus Private Equity VIII, L.P. All non-complying covenant violations were waived from December 31, 2004 through March 31, 2005.

As of December 31, 2005, the Company was in violation of the following covenants under the Term Loan Agreement: (i) the Company’s loan balances exceeded the calculated borrowing bases, (ii) the Company did not meet the minimum EBITDA covenant, and (iii) the Company was not in compliance with the leverage ratio covenant.
In July 2006, the Term Loan Agreements were amended to revise the covenants and waive certain covenant violations. In accordance with the amended agreements, the Company paid down $5,000,000 of the term loan in August 2006 from proceeds received as a capital contribution from Warburg Pincus Private Equity VIII, L.P. Additionally, Warburg Pincus Private Equity VIII, L.P., increased the guaranteed portion of the debt from $7,500,000 to $12,500,000. The Company also converted two loans to a LIBOR-indexed interest rate option, which renews quarterly. All noncomplying covenant violations were waived from December 31, 2005 through March 31, 2006. Management believes that they were in compliance at December 31, 2006; however, the Company may not be in compliance with certain covenants in the future and has classified amounts outstanding under the Term Loan Agreements as current liabilities in accordance with Emerging Issues Task Force Issue No. 86-30, Classification of Obligations When a Violation Is Waived by the Creditor.
In addition, monthly principal payments of $291,667 on term loan A were suspended under a revised credit agreement dated July 2006. Payments resume June 2007.
8. INCOME TAXES
A summary of the components of the income tax provision is as follows:

	2006	2005
Current:
Federal	$40,122	$125,824
State	12,450	35,547

Total current	52,572	161,371

Deferred:
Federal	(1,780,747)	(4,224,317)
State	(274,064)	(983,728)

Total deferred	(2,054,811)	(5,208,045)

Total income tax provision	$(2,002,239)	$(5,046,674)

A reconciliation of income tax at the statutory rate to the Company’s effective rate is as follows:

	2006	2005
Statutory rate	(34.0)%	(34.0)%
Benefit for state taxes	(2.9)	(3.9)
Change in valuation allowance	1.7	—
Write-down of assets	—	24.2
Other	1.4	(0.6)

Effective rate	(33.8)%	(14.3)%

The deferred tax assets and deferred tax liabilities comprised the following at December 31:

	2006	2005
Deferred tax assets:
Research and development credits	$974,453	$543,310
Allowance for doubtful accounts	617,196	736,893
Stock based compensation	327,951	336,239
Accrued expenses	261,990	294,655
Deferred state income taxes	173,595	242,624
Deferred revenue	59,610	214,602
Other	158,211	45,466

Total	$2,573,006	$2,413,789

Deferred tax liabilities:
Depreciation and amortization	535,973	1,623,469
Intangible assets	8,033,420	8,799,983

Total	$8,569,393	$10,423,452

Total net deferred tax liabilities	$(5,996,387)	$(8,009,663)

At December 31, 2006, the Company had state net operating loss carryforwards available of approximately $940,000. These carryforwards expire primarily beginning in 2016. At December 31, 2006, the Company had unused federal tax credits of approximately $260,000 and unused state tax credits of approximately $715,000. The federal tax credit carryforward expires in 2025 and 2026, and there is no expiration limitation on the state tax credit carryforward. The Company has recorded SFAS No. 5, Accounting for Contingencies, contingent liability related to potential transaction cost, state tax nexus, and Research and Development credit exposure. The balance at December 31, 2006 and 2005, were $626,753 and $259,936, respectively.

9. SERVICE LEVEL AGREEMENTS (SLA) WITH CUSTOMERS
The Company offers its software application for sale as an ASP. The Company enters into an SLA with the customer; this agreement defines the terms of service provided by the Company. The agreements are generally for a 60-month period, and the customer may elect to pay on a monthly, quarterly, or annual billing cycle. Customers are required to make a deposit under the agreement, which is applied to the final payments under the contract. The SLA is cancelable by either party, as defined in the SLA. If the customer elects to cancel the agreement, an early termination fee is calculated based on a percentage of the remaining payments under the contract. The termination fee percentage applied corresponds to the cancellation date as it occurs in the following contract periods:
35% if canceled within 12 months
30% if canceled within 24 months
25% if canceled within 36 months
20% if canceled within 48 months
15% if canceled within 60 months
The SLA provides for increases in the service fees annually based on increases in the Consumer Price Index.
At December 31, 2006, the future minimum service fees under contract with customers, assuming no cancellations, with remaining terms in excess of one year, are as follows:

Years Ending
December 31
2007	$4,511,648
2008	3,608,909
2009	2,839,598
2010	1,547,319

$12,507,474

The total service fees earned on the above agreements for the years ended December 31, 2006 and 2005, were $4,861,926 and $4,233,186, respectively; the service fees are included in service revenue in the statements of operations.
10. COMMITMENTS AND CONTINGENCIES AND RELATED PARTY TRANSACTIONS
The Company leases certain data center space, office leases, and office equipment under operating leases through December 2006. In May 2005, the Company entered into a three-year facilities sublease agreement for an additional facility in Santa Barbara, CA. In November 2006, the Company moved its finance and administrative personnel out of this building. In connection with the abandonment of this facility, the Company recorded a $208,537 accrued expense in accordance with SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This cost is included in selling, general, and administrative expenses in the statements of operations.
In August 2005, the Company entered into a temporary facilities lease agreement for an additional facility in Las Vegas, NV. This facility was leased on a temporary basis until the construction on the permanent Las Vegas facility was to be completed. The Company terminated this lease in March 2006. In September 2005, the Company entered into 10-year facilities lease agreement for a permanent facility in Las Vegas, NV, which became effective in February 2006.
In October 2006, the Company sold its building and land in Santa Barbara (see Note 3), and entered into a one-year leaseback of the building, with a monthly renewal option thereafter. The Company will continue to use this space as its Corporate headquarters while looking for a new facility in Santa Barbara.
The Company is liable for future minimum rentals on leases, with remaining terms in excess of one year, as follows:

	Nonfacility	Facility	Total
2007	$398,112	$1,123,855	$1,521,967
2008	438,457	743,149	1,181,606
2009	274,391	709,537	983,928
2010	48,116	730,181	778,297
Thereafter	504	4,053,485	4,053,989

	$1,159,580	$7,360,207	$8,519,787

The total rental expense on the above leases was $1,119,343 and $182,015 for the years ended December 31, 2006 and 2005, respectively.
The Company made payments for consulting services to members of the Board of Directors totaling $141,857 and $90,000 for the years ended December 31, 2006 and 2005, respectively. In addition, the Company made payments for services to related parties totaling $591,214 and $519,616 for the years ended December 31, 2006 and 2005, respectively.
In addition, the Company is involved in other routine litigation arising in the ordinary course of business. The Company is not involved in any litigation which, in the opinion of management, would have a material adverse effect on the Company’s financial position or results of operations. In 2004, the Company was served with a claim involving an auto accident with an employee whereby an individual involved in the accident with the Company’s employee has filed a claim against the Company. The claim was settled at no cost to the Company.
The Company’s software license agreements generally include certain provisions for indemnifying customers against liabilities if software products infringe a third party’s intellectual property rights. To date, the Company has not incurred any material costs as a result of such indemnifications and has not accrued any liabilities related to such obligations in the Company’s financial statements. The Company’s software license agreements also generally include a warranty that the Company’s software products will be capable of performing in all material respects in accordance with the applicable program documentation during a 90-day period following the shipment date in good and workman-like manner. To date, the Company has not incurred any material costs associated with these warranties.

11. EMPLOYEE BENEFIT PLAN
The Company maintains a qualified cash or deferred compensation plan under Section 401(k) of the Internal Revenue Code (IRC). Under the plan, qualified employees may elect to defer up to 20% of their salaries subject to the IRC limits. The Company contributes a matching 20% of employee contributions. Employees must be employed full time for one month in order to qualify for inclusion in the plan. Employees vest in the matching contribution at a rate of 20% per year from their dates of employment. Company contributions to the plan were $136,216 and $147,922 for the years ended December 31, 2006 and 2005, respectively.
12. SUBSEQUENT EVENTS
On June 1, 2007, the Company entered into an agreement and plan of merger with Agilysys NV, LLC. The merger was completed on June 18, 2007.
13. RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS
In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115, which permits entities to choose to measure many financial instruments and certain other items at fair value. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and the provisions of SFAS 159 will be applied prospectively as of that date. Management is currently evaluating the effect that adoption of this statement will have on the Company’s consolidated financial position and results of operations.
In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, SFAS No. 157 does not require any new fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Management is currently evaluating the effect that the adoption of this pronouncement will have on the Company’s consolidated financial position or results of operations.
In June 2006, the FASB issued FASB Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109. FIN No. 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN No. 48 also provides guidance on accounting for recognition, interest, penalties, accounting in interim periods, disclosure, and classification of matters related to uncertainty in income taxes and transitional requirements upon adoption of FIN No. 48. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. Management is currently evaluating the effect that adoption of this interpretation will have on the Company’s consolidated financial position and results of operations.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections — a replacement of APB Opinion No. 20 and FASB Statement No. 3. This statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements — an amendment of APB Opinion No. 28, and changes the requirements for the accounting for and reporting of a change in accounting principle. This statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Consequently, the Company adopted the provisions of SFAS No. 154 for the fiscal year beginning January 1, 2006. The adoption of the provisions of SFAS No. 154 did not have a material impact on its financial position or results of operations.
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